Exhibit 21

SUBSIDIARIES OF REGISTRANT

            General Electric's principal affiliates as of December 31, 2002, are listed below. All other affiliates, if considered in the aggregate as a single affiliate, would not constitute a significant affiliate.

AFFILIATES OF REGISTRANT INCLUDED IN
REGISTRANT'S FINANCIAL STATEMENTS
	Percentage of voting securities directly or indirectly owned by registrant (1)	State or Country of incorporation or organization

CARIBE GE INTERNATIONAL ELECTRIC METERS CORP.	100	Puerto Rico
GE GAS TURBINES (GREENVILLE) LLC	100	Delaware
GENERAL ELECTRIC INTERNATIONAL (BENELUX) BV	100	Netherlands
GE INVESTMENTS, INC.	100	Nevada
GE PLASTICS ESPANA ScPA	100	Spain & Canary Islands, Balearic Island
GE ELECTRIC CANADA, INC.	100	Canada
GE ENERGY EUROPE, BV	100	Netherlands
GE CGR EUROPE	100	France
NUCLEAR FUEL HOLDING CO, INC.	100	Delaware
GE FANUC AUTOMATION CORPORATION	50	Delaware
GE ENERGY PARTS INC.	100	Delaware
GE ENERGY PRODUCTS, INC.	100	Delaware
GE ENGINE SERVICES DISTRIBUTION, LLC	100	Delaware
GE ENGINE SERVICES, INC.	100	Delaware
GE HUNGARY CO., LTD	100	Hungary
GE INFORMATION SERVICES INC.	100	Delaware
GE PLASTICS PACIFIC PTE. LTD	100	Singapore
GE POWER SYSTEMS LICENSING INC.	100	Delaware
GE QUARTZ, INC.	100	Delaware
GE SUPERABRASIVES, INC.	100	Delaware
GE MEDICAL TECHNOLOGY SERVICE, INC.	100	Delaware
GE MEDICAL SYSTEMS INFORMATION TECHNOLOGIES, INC.	100	Wisconsin
NBC	100	Delaware
NUOVO PIGNONE HOLDING S.P.A	100	Italy
OEC MEDICAL SYSTEMS INC.	100	Delaware
GE POLYMERLAND, INC.	100	Delaware

GENERAL ELECTRIC CAPITAL SERVICES, INC.	100	Delaware
GENERAL ELECTRIC CAPITAL CORPORATION	100	New York
GE GLOBAL INSURANCE HOLDING CORPORATION	100	Missouri

GEAE TECHNOLOGY, INC.	100	Delaware
GE ENERGY SERVICES-DALLAS, LP	100	Delaware
ELANO CORPORATION	100	Ohio
GE INTERLOGIX, INC.	100	Delaware
GE DRIVES AND CONTROLS, INC.	100	Delaware
SENSING SOLUTIONS, INC.	100	Delaware
GE DRUCK HOLDINGS LIMITED	100	Delaware
GE MEDICAL GLOBAL TECHNOLOGY CO., LLC	100	Delaware
GE PETROCHEMICALS, INC.	100	Delaware
GE PLASTIC FINISHING, INC.	100	Delaware
GENERAL ELECTRIC INTERNATIONAL, INC.	100	Delaware
GE TRANSPORTATION PARTS, LLC	100	Delaware
GE TRANSPORTATION SERVICES, LLC	100	Delaware
GE TRANSPORTATION SYSTEMS GLOBAL SIGNALING, LLC	100	Delaware
GE PACKAGED POWER LP	100	Delaware
GRANITE SERVICES, INC.	100	Delaware
BENTLY NEVADA, LLC	100	Delaware
REUTER-STOKES, INC.	100	Delaware
GE ENERGY SERVICES, INC.	100	Delaware
VICEROY, INC.	100	Delaware
GE KEPPEL ENERGY SERVICES PTE, INC.	100	Singapore
CARDINAL COGEN, INC.	100	Delaware
AMERICAN SILICONES, INC.	100	Indiana

(1) With respect to certain companies, shares in names of nominees and qualifying shares in names of directors are included in above percentages.